UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K supplements and amends Item 5.02 of the Current Report on Form 8-K filed on August 4, 2026 (the “Original Form 8-K”) to disclose information regarding material modifications to a material compensatory plan, contract or arrangement as to which a named executive officer of the registrant participates that were effected pursuant to an agreement entered into subsequent to the filing of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Original Form 8-K, the Board of Directors (the “Board”) of TELA Bio, Inc. (the “Company”) determined that Antony Koblish will no longer serve as the Company’s Chief Executive Officer as of August 3, 2026 (the “Separation Date”) and that the Company and Mr. Koblish expected to enter into a separation agreement.

On August 7, 2026 (the “Effective Date”), the Company and Mr. Koblish entered into a Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Koblish will receive all accrued and unpaid base salary through the Separation Date and will remain eligible to elect to continue coverage under the Company’s health, dental and vision benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) through August 31, 2026. Further, pursuant to the Separation Agreement, Mr. Koblish will receive an amount equal to 12 months of his base salary rate in effect immediately prior to the Separation Date, paid ratably in substantially equal installments in accordance with the Company’s payroll practice over 12 months, beginning on the first payroll date following the Effective Date. If Mr. Koblish timely elects to continue his health, dental and vision coverage under COBRA by September 1, 2026, the Company will pay COBRA premiums on Mr. Koblish’s behalf for a period of twelve (12) months, under the same terms and conditions as if Mr. Koblish was an active employee. Mr. Koblish’s equity awards granted under the Company’s Amended and Restated 2019 Equity Incentive Plan, as amended, and any other equity plan shall all immediately accelerate and become fully vested and exercisable or nonforfeitable as of the Effective Date. Mr. Koblish’s option excise period for any outstanding options (including any options accelerated in accordance with the above) shall be extended until the earlier of (i) December 31, 2027 and (ii) the applicable expiration date of such options, subject to earlier termination in the event of a change in control. Mr. Koblish’s performance stock units shall remain outstanding and eligible to vest upon the achievement of certain annual revenue and gross margin goals to the extent achieved on or prior to December 31, 2026; provided that if a change in control transaction occurs on or prior to December 31, 2026, such performance stock units shall vest at target. Additionally, Mr. Koblish agreed to a general release and waiver of claims against the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Roberto Cuca
Name:	Roberto Cuca
Title:	Chief Operating Officer; Chief Financial Officer and Corporate Secretary

Date: August 13, 2026